Exhibit 10.12

CONTRACTOR AGREEMENT

THIS AGREEMENT made effective the 1st day of March 2023 (the “Effective Date”)

BETWEEN:

Midori Group Inc.

a corporation existing under the laws of the Province of British

Columbia, having an office at 5 Hazelton Ave. Suite 400, Toronto

Ontario

(the “Corporation”)

-and-

Leeder Holdings Inc.

incorporated under the laws of the Province of Ontario

( “Leeder”)

(each a “Party” and collectively the “Parties”)

RECITALS:

WHEREAS the Corporation wishes to retain the services of Leeder;

AND WHEREAS the Corporation and Leeder have agreed that this Agreement will govern the services Leeder will provide to the Corporation;

NOW THEREFORE in consideration of the mutual premises set forth herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:

Article 1: SERVICES

1.1	Retainer

The Corporation hereby agrees to retain Leeder to provide services to the Corporation and Leeder agrees to be so retained and to provide the services on the terms and conditions set forth in this Agreement.

Leeder will be assigned work by the CEO of the Corporation and will utilize professional skills and care to ensure that all services rendered hereunder are to the satisfaction of the CEO, acting reasonably.

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Leeder agrees that all services performed hereunder will be performed for the Corporation in a competent, diligent and prudent manner, in accordance with the highest professional standards of the industry and all applicable laws (“Service Standards”). Leeder will be free to select the schedule and time of work to perform all services, provided that any deadlines will be met and services will be performed in accordance with Service Standards. Midori Bio shall retain the services of Joeseph Leeder throughout the Term of this Agreement.

1.2	Term

This Agreement shall commence on the Effective Date and continue on an annual basis, until terminated pursuant to Section 3.1 (the “Term”).

Article 2: COMPENSATION, BENEFITS AND EXPENSES

2.1	Consulting Fee

In consideration of the services to be provided by Leeder to the Corporation, the Corporation shall pay Leeder a monthly Fee of $16,666.00 CAD plus GST (the “Monthly Fee”). Payment will be made at the 25th day of each month, one month in arrears.

2.2	Performance of Service

Leeder shall provide services in the capacity of the Corporation’s Chief Financial Officer and Corporate Secretary as required, reporting to the CEO. Leeder shall provide these services on an as needed basis to complete all responsibilities.

Leeder shall provide an invoice of these services to the Corporation on or before the 22th day of each month.

2.3	Expenses

Leeder shall be responsible for all expenses incurred by it in connection with the performance of the services, except for any expenses incurred by Leeder upon the Corporation’s specific request and approved in advance by the Corporation.

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Article 3: TERMINATION

3.1	Termination

This Agreement may be terminated in any of the following circumstances:

(a)	Termination by Leeder: In the event Leeder wishes to terminate this Agreement, Leeder will give a minimum of thirty (30) days’ advance written notice to the Corporation. Leeder will not be entitled to receive any compensation whatsoever other than that which has accrued up to Leeder’s last day of active service to the Corporation, and Leeder’s final Monthly Fee will be provided on a pro-rated basis as necessary to compensate Leeder up to the last day of active service (but no more). The Corporation may elect to waive the notice given by Leeder provided that the Corporation shall provide Leeder with remuneration it would have received during the period of notice so waived, to a maximum of thirty (30) days.

(b)	The Corporation shall have the right to terminate this Agreement and Leeder’s retainer immediately if Leeder (i) fails to perform any material obligation, duty or responsibility under this Agreement; (ii) is in default with respect to any material term or condition of this Agreement; or (iii) otherwise commits a material breach of the terms or conditions of this Agreement.

(c)	Termination by the Corporation Without Cause: The Corporation shall provide Leeder with a minimum of ninty (90) days’ advance written notice of the termination without cause, or pay in lieu thereof calculated on the basis of the Monthly Fee in effect at the time notice of termination is given and pro-rated as necessary for any partial month in which Leeder is retained by the Corporation.

The Corporation agrees that Leeder’s right to receive such payments shall not be subject to any obligation to mitigate, nor affected by any actual mitigation. Leeder understands and agrees that other than the aforementioned notice or payments, it shall not be entitled to any other claim or compensation, damages, payment in lieu of notice, further notice of termination, or any other damages whatsoever, whether arising out of this Agreement of the termination of this Agreement.

In the event that, contrary to the intention of the parties, a court or tribunal having jurisdiction over the parties determines that the relationship between the Corporation and Joeseph Leeder is that of a dependent contractor or employment relationship, then Joeseph Leeder will only be entitled to such minimum entitlements required by applicable employment standards legislation in full and final satisfaction of any claim which Joeseph Leeder might have arising from or relating to the termination of their employment or dependent contractor relationship, whether such claim arises under statute, contract, common law or otherwise, save and except any claim that cannot be released by operation of statute.

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Article 4: Confidentiality, INTELLECTUAL PROPERTY AND CONFLICTS

4.1	Confidentiality

Leeder acknowledges and agrees that in the course of its retainer by the Corporation it will acquire or create Confidential Information. Leeder acknowledges and agrees that any disclosure of Confidential Information to the competitors, suppliers or customers of the Corporation or to the general public may be highly detrimental to the interests of the Corporation. Leeder agrees that it will hold in strict confidence and not disclose or use, for its own or any other purpose, any Confidential Information save and except in connection with the proper discharge of the services.

4.2	Corporation’s Property

Upon the termination of this Agreement for any reason, Leeder will deliver to the Corporation any and all property belonging to the Corporation, including, without limitation, any devices, records, data, notes, reports, proposals, client lists, correspondence, materials, equipment or other documents or property, and any copies or reproductions thereof, which may have come into Leeder’s possession. Leeder agrees that such property shall remain the sole property of the Corporation.

4.3	Intellectual Property

Leeder acknowledges and agrees that all right and title to and interest in any work products of Leeder under this retainer including, without limitation, any technical developments, inventions, tools, equipment, creations, computer programs, system designs, design, documentation, reports, documents, records, code, data, drawings, graphic designs, logos, backups and works in progress, developed by or originating with Leeder, either alone or in conjunction with other employees or individuals working for the Corporation or its clients (the “Work Products”) shall vest in and shall be the property of either the Corporation or the client, as determined and directed by the Corporation.

The Corporation shall have the sole and exclusive right to determine whether the Work Products are capable of protection under intellectual property rights laws of any country (including laws respecting patents and copyright, for example) and, in all such cases where the Corporation determines to seek such protection, Leeder shall give full co-operation to the Corporation, including, without limiting the generality of the foregoing, executing any and all such documentation as may be required.

By signing this conditional retainer, Leeder hereby irrevocably sells, assigns and transfers, and agrees to sell, assign and transfer exclusively to the Corporation by virtue of the retainer, any and all of its right, title and interest in and to, in the United States, Canada and all other countries in the world, any and all Work Products together with the goodwill related to all trademarks, and all patents, applications, reissues, continuations, continuations in part or divisional applications for any patent and any other intellectual property in any Work Products that it has solely or jointly authored, created, conceived, developed or reduced to practice, to the extent ownership of any such rights does not vest originally in the Corporation. Leeder agrees not to apply for any intellectual property rights for any Work Products and agrees not to oppose, contest or seek to invalidate any registration of such rights by the Corporation.

Leeder waives in whole any moral right, or similar right, which it may have in any Work Products or in any part or parts thereof, to the extent that they cannot be assigned to the Corporation as set out above.

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4.4	Injunctive Relief

Leeder agrees that Article 4 relates to special, unique and extraordinary matters and that a violation of any of such covenants or obligations may cause the Corporation injury; and therefore, that upon any such breach of any such covenant or obligation, or any threat thereof, the Corporation is entitled to both temporary and permanent injunctive relief. The right of the Corporation to injunctive relief is in addition to any and all other remedies available to it and will not prevent it from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it including the recovery of monetary damages.

Article 5: INDEMNITY AND INSURANCE

5.1	Indemnity

The Corporation agrees to protect and indemnify Leeder against all costs, charges, and expenses including and amount paid to settle any action or satisfy a judgment reasonably incurred by Leeder in respect of any civil, criminal, or administrative action or proceeding to which he is made a party by reason of being or having been an officer of the Corporation, provided that Leeder has acted honestly and in good faith with a view to the best interests of the Corporation to the maximum extent permitted by the Business Corporations Act (Alberta) (and for certainty without fraud, negligence or willful misconduct).

The Corporation further agrees, both during and after the Term, to use its reasonable best efforts to obtain any approval or approval necessary to such indemnification and to co-operate with Leeder and to provide Leeder with access to any evidence which the Corporation may have or control which would enable Leeder to make an application or obtain any approval or approvals necessary for such indemnification.

Leeder shall indemnity and save harmless the Corporation, its directors, officers, members, employees and agents from all costs, claims, penalties or demands made or imposed by any governmental authority, including without limitation the Canada Revenue Agency, with respect to any sum which such authority asserts ought to have been withheld, remitted or paid to or by the Corporation with respect to the sums payable by the Corporation to Leeder hereunder.

5.2	Insurance

The Corporation agrees that it shall maintain a policy of insurance with respect to liability relating to its directors and officers and the Corporation shall include Leeder as an insured party under such policy.

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Article 6: NOTICES

6.1	Method

All notices, including requests, demands or other communications required or permitted under the provisions of this Agreement to be given by one Party to the other shall be in writing and shall be deemed to be properly given only if personally delivered or mailed by prepaid registered mail or sent by facsimile or similar form of communication:

(a)	To Leeder at:

Leeder Holdings Inc.

36 Hoyle Avenue

Toronto, Ontario

M4S 2X6

Attention: Joseph Leeder

Email:jleeder54@gmail.com

416-371-9892

(b)	To the Corporation at:

5 Hazelton Ave, Suite 400

Toronto, Ontario

Attention: Ken Lyons, CEO

Email: ken@midori-bio.com

or to such other address in Canada of which either Party may from time to time notify the other.

6.2	Receipt

Any notices personally delivered or delivered by facsimile shall be deemed to have been given immediately upon delivery and notices mailed by prepaid single registered mail shall be deemed to have been given three (3) days after posting.

6.3	Disruption

In the event of disruption or threatened disruption of regular mail service, all notices shall be deemed to have been properly given only if personally delivered or delivered by facsimile.

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Article 7: GENERAL

7.1	Further Acts

Each of the Parties shall, at the request and expense of the other Party, execute and deliver any further documents and do all acts and things as may reasonably be required to carry out the true intent and meaning of this Agreement.

7.2	Arbitration

In the event there is any dispute between the Parties on any matter not specifically covered by this Agreement, or any dispute concerning the interpretation, meaning or application of the provisions of this Agreement, such dispute shall be submitted to and shall be settled by arbitration. The arbitration shall be conducted by a single arbitrator, mutually agreed upon by the Parties. If the Parties are unable to agree upon an arbitrator, the arbitration shall be conducted by a single arbitrator appointed by a Justice of the Court of Queen’s Bench of Alberta upon the application of either of the Parties to the dispute. The decision of the arbitrator shall be final and binding upon all of the Parties and there shall be no appeal therefrom. The arbitration shall be conducted in accordance with the provisions of the Arbitration Act (Alberta) as amended from time to time.

7.3	Headings

Headings contained in this Agreement are inserted for purposes of convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the provisions to which they refer.

7.4	Proper Law

This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario. Any proceedings in respect of this Agreement shall be brought and carried out in the Judicial District of the Province of Ontario, and the parties hereby attorn irrevocably to the exclusive jurisdiction of such courts.

7.5	Amendment

This Agreement may be amended only by an instrument in writing signed by both Parties.

7.6	Non-Waiver

Failure of any Party to at any time require performance by any other Party of any provision of this Agreement shall not be deemed to be a waiver of that provision or a waiver of any subsequent default in the performance of any provision of this Agreement and shall not constitute or be construed as varying the terms of this Agreement

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7.7	Counterparts

The Parties agree that this Agreement may be signed in counterparts, which taken together form one agreement. Signatures provided by facsimile or other electronic methods are equivalent to original signatures.

7.8	Assignment and Enurement

This Agreement shall ensure to the benefit of and be binding upon the Parties and their successors and permitted assigns. Rights which accrue to the Corporation shall be assignable to its successors or assignees. The rights of Leeder under this Agreement shall not be assignable or transferable in any way without written consent of the Corporation.

7.9	Entire Agreement

This Agreement constitutes the entire contract between Leeder and the Corporation and no agreement, understanding, representation or warranty, either express or implied, other than as contained herein, shall in any way change, vary, alter, add to or modify the terms hereof. This Agreement supersedes all prior agreements, understandings, negotiations, whether oral or written, of the Parties. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into this Agreement.

7.10	Independent Legal Advice

Leeder acknowledges that he has been advised and afforded an opportunity to obtain independent legal advice with respect to this Agreement and have obtained independent legal advice or have expressly determined not to seek such advice. Leeder further acknowledges entering into this Agreement with full knowledge of the contents, nature and consequences of this Agreement.

[Remainder of page intentionally left blank. Signature page to follow.]

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IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto on the date first above written.

Leeder Holdings Inc.

Per: /s/ Joseph Leeder

Name:	Joseph Leeder
Title:	President and Director

Midori Group Inc.

Per: /s/ Ken Lyons
Name:	Ken Lyons
Title:	CEO and Director

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